Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
Glenn Schaeffer 702-632-6710
Les Martin 702-632-6820

MANDALAY RESORT GROUP

 REPORTS FOURTH QUARTER

 AND YEAR-END RESULTS

LAS VEGAS, NV — March 3, 2005 — Mandalay Resort Group (NYSE: MBG) today announced results for its fourth quarter and fiscal year ended January 31, 2005.  For the quarter, the company reported net income of $16.4 million, or $.23 per diluted share, compared with $22.8 million, or $.35 per diluted share, in the prior year.  For the fiscal year, the company reported net income of $229.1 million, or $3.31 per diluted share, compared with $149.8 million, or $2.31 per diluted share in the prior year.

Results in the current year fourth quarter include:  (1) merger related costs (which are not deductible for tax purposes) of $4.3 million ($.06 per diluted share) included in corporate expense; (2) an increase in the reserve related to worker’s compensation claims of $3.1 million ($.03 per diluted share) based upon a year-end actuarial review; (3) a revision to the change in accounting estimate for base jackpot reserves (previously recorded in the third quarter) which resulted in a decrease of $2.8 million ($.03 per diluted share) in casino revenue; (4) the write-off of approximately $1.2 million ($.01 per diluted share) in development costs related to projects that are being discontinued; and (5) a gain of $3.8 million ($.04 per diluted share) representing the quarterly noncash adjustment of the carrying value of investments associated with the company’s executive retirement plan.

Results for the fourth quarter were hampered by record rainfall in Southern California and Nevada, which contributed to lower than expected profits in January.  Furthermore, for the second consecutive year, fourth quarter results were affected by a low hold percentage on table games at Mandalay Bay, which cost the company approximately $6.5 million in the fourth quarter this year.  Results for the current fourth quarter also reflect the impact of an increase in the gaming tax rate in Michigan which took effect September 1, 2004, and increased gaming taxes at the company’s 53.5%-owned MotorCity Casino by approximately $6.3 million during the quarter.  Current year results were also affected by health care costs, which rose $2.8 million, or 7%, in the fourth quarter and $17.8 million, or 12%, in the fiscal year due to rising medical costs in general, a surge in “catastrophic” claims and an increase in the number of covered employees.

Results for the prior-year fourth quarter include: (1) preopening expenses of $3.9 million ($.04 per diluted share) related primarily to THEhotel; and (2) a gain of $3.8 million ($.04 per diluted share) representing the quarterly adjustment to the carrying value of the company’s executive retirement plan investments.

Average diluted shares outstanding in the fourth quarter were 70.7 million versus 66.1 million in the prior year period.  This reflects the issuance of shares pursuant to the exercise of employee stock options, as well as grants of restricted stock in March and April 2004.  It also includes the dilutive effect of the company’s Floating-Rate Convertible Senior Debentures due 2033, which amounted to approximately 2.3 million shares in the fourth quarter.  Total shares outstanding (excluding any dilutive effect from outstanding stock options or the convertible debentures) were 67.5 million at January 31, 2005, compared with 65.4 million at January 31, 2004.

Mandalay’s operating cash flow (which is not a defined term under Generally Accepted Accounting Principles-see Note 1 below) was $129.2 million for the quarter ended January 31, 2005, compared with $136.7 million in the prior year quarter.  For the fiscal year, operating cash flow was $753.7 million versus $648.1 million in the previous year.  The financial schedules accompanying this release provide a reconciliation of operating cash flow to net income as required by the Securities and Exchange Commission’s Regulation G.

LAS VEGAS STRIP

Operating cash flow at the company’s Las Vegas Strip properties (including the 50%-owned Monte Carlo) increased $8.0 million, or 7%, in the fourth quarter.  Revenue per available room (“REVPAR”) for these properties rose 10%, the seventh consecutive quarter with a double-digit increase.  (On a calendar quarter basis, that is October through December 2004, REVPAR for these Strip properties was up 20%.)  For the fiscal year, REVPAR for the company’s Las Vegas Strip properties increased 17%.  Operating cash flow at each of these properties was negatively affected by the previously discussed adjustments for worker’s compensation and base jackpots.

Mandalay Bay generated operating cash flow of $45.5 million in the fourth quarter, an increase of 24% from the prior year.  REVPAR rose 5%, as room rates at Mandalay Bay averaged $205 with 75% occupancy during the quarter, including the additional 1,117 suites in THEhotel (which opened December 2003).  Casino revenues at Mandalay Bay rose 3% during the fourth quarter, despite the subpar hold percentage discussed earlier.

Luxor produced operating cash flow of $26.4 million, a 6% decrease compared with $28.1 million last year, as a portion of its rooms were out of service for remodeling during the quarter.  At Excalibur, operating cash flow increased slightly compared to a year ago, driven by an 8% increase in REVPAR.  At Circus-Circus, operating cash flow declined $0.9 million, or 7%, from the prior year to $11.8 million.  Higher expenses related to the previously discussed adjustments offset a 7% increase in REVPAR at this property.  For its part, Monte Carlo (50%-owned by Mandalay) reported operating cash flow of $24.5 million, up 21% from the prior year quarter.  REVPAR at Monte Carlo increased 8%, as did casino revenues.

OTHER NEVADA MARKETS

Combined operating cash flow at the company’s other Nevada properties (in Reno, Laughlin, Jean and Henderson) decreased slightly from the prior year fourth quarter.  Please refer to the financial schedules accompanying this release for additional details by market.

OTHER MARKETS

In Detroit, Michigan, the 53.5%-owned MotorCity generated operating cash flow of $30.7 million compared with $34.2 million last year, with the decrease due to the higher gaming tax rate, as discussed previously.  In Elgin, Illinois, operating cash flow at the 50%-owned Grand Victoria was $18.1 million in the fourth quarter, up 24% from $14.6 million in the prior year quarter.  Meanwhile, in Tunica County, Mississippi, operating cash flow at the company’s Gold Strike Resort was $5.2 million compared with $7.5 million a year ago.

This press release contains “forward-looking statements” within the meaning of the federal securities law.  The forward-looking statements in this press release involve risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements herein.  Additional information concerning potential factors that could affect the company’s future financial results is included under the caption “Factors that May Affect Our Future Results” in Item 1 of the company’s annual report on Form 10-K for the year ended January 31, 2004.  Mandalay Resort Group owns and operates 11 properties in Nevada: Mandalay Bay, Luxor, Excalibur, Circus Circus, and Slots-A-Fun in Las Vegas; Circus Circus-Reno; Colorado Belle and Edgewater in Laughlin; Gold Strike and Nevada Landing in Jean and Railroad Pass in Henderson. The company also owns and operates Gold Strike, a hotel/casino in Tunica County, Mississippi. The company owns a 50% interest in Silver Legacy in Reno, and owns a 50% interest in and operates Monte Carlo in Las Vegas. In addition, the company owns a 50% interest in and operates Grand Victoria, a riverboat in Elgin, Illinois, and owns a 53.5% interest in and operates MotorCity in Detroit, Michigan.

NOTE 1:  As used in this release, operating cash flow represents net income adjusted to exclude income taxes, net interest expense, minority interest, noncash expenses (principally depreciation and amortization) and certain other expenses that are not considered directly related to ongoing operations, such as operating lease rent and preopening expenses.  Operating cash flow is presented as supplemental disclosure because it is widely viewed by investors as a key measure of operating performance in the gaming industry and it is also used as a principal basis for valuing gaming companies.  Management utilizes operating cash flow in a similar manner to monitor and evaluate the relative performance of its various operating resorts, including the evaluation of management personnel at both the property and corporate levels.  Operating cash flow is not an accepted measure under Generally Accepted Accounting Principles (“GAAP”) and should not be considered an alternative to GAAP measures of performance, such as net income or income from operations, or as an alternative to GAAP measures of liquidity, such as net cash provided by operating activities.  A reconciliation of net income to operating cash flow is provided, on a consolidated basis as well as by property, in the financial schedules accompanying this release.  Operating cash flow is sometimes referred to as earnings before interest, taxes, depreciation and amortization (“EBITDA”).  Other gaming companies that report operating cash flow or EBITDA may calculate their results in a different manner than the company.

MANDALAY RESORT GROUP

Condensed Consolidated Statements of Income

(Dollars in thousands, except share data)

(UNAUDITED)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2005	2004	2005	2004

Revenues	$645,612	$604,134	$2,809,143	$2,491,099

Costs and expenses	(572,091)	(522,285)	(2,278,980)	(2,073,611)

	73,521	81,849	530,163	417,488

Preopening expense	—	(3,858)	—	(8,230)

Earnings of unconsolidated affiliates	17,645	15,590	83,269	81,183

Income from operations	91,166	93,581	613,432	490,441

Interest expense	(50,359)	(46,837)	(196,687)	(201,325)

Loss on early extinguishment of debt, net of related gain on swap termination	—	—	—	(6,327)

Other income (expense)	2,049	3,492	3,991	6,882

Minority interest	(12,848)	(14,587)	(61,220)	(57,353)

Income before income tax	30,008	35,649	359,516	232,318

Income tax expense	(13,595)	(12,826)	(130,454)	(82,471)

Net income	$16,413	$22,823	$229,062	$149,847

Basic earnings per share	$0.24	$0.35	$3.41	$2.40

Diluted earnings per share	$0.23	$0.35	$3.31	$2.31

Average shares outstanding (basic)	67,539,636	65,021,467	67,197,027	62,316,945

Average shares outstanding (diluted)	70,700,512	66,149,135	69,157,904	64,881,844

###

Mandalay Resort Group

Reconciliation of Net Income to Operating Cash Flow and Other Information

	Three Months Ended January 31,		Twelve Months Ended January 31,
MANDALAY BAY	2005	2004	2005	2004

Net Income	$15,579	$7,553	$105,758	$54,569
Income Tax Expense	8,316	2,057	56,564	29,007
Interest Expense	6	6	23	23
Other Expense (Income)	869	(6)	1,013	49
Income From Operations	24,770	9,610	163,358	83,648
Preopening	—	3,858	—	8,230
Operating Lease Rent	—	—	—	11,517
Depreciation/Amortization	20,768	23,196	78,351	72,349
Operating Cash Flow	$45,538	$36,664	$241,709	$175,744

Net Revenues	$193,075	$159,763	$829,278	$650,746
Casino Revenues	$50,787	$49,114	$216,691	$191,688
ADR	$205.36	$192.26	$206.70	$186.39
Occupancy	74.7%	76.2%	84.5%	86.3%
REVPAR	$153.48	$146.46	$174.74	$160.79

	Three Months Ended January 31,		Twelve Months Ended January 31,
LUXOR	2005	2004	2005	2004

Net Income	$11,895	$13,920	$73,372	$60,184
Income Tax Expense	6,346	6,876	39,210	32,073
Interest Expense	3	3	12	14
Other Expense (Income)	658	4	593	185
Income From Operations	18,902	20,803	113,187	92,456
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	3,754
Depreciation/Amortization	7,473	7,251	30,055	25,472
Operating Cash Flow	$26,375	$28,054	$143,242	$121,682

Net Revenues	$98,283	$95,337	$431,119	$393,994
Casino Revenues	$26,909	$26,225	$118,253	$102,630
ADR	$114.96	$111.33	$113.62	$105.01
Occupancy	85.7%	78.3%	90.4%	85.2%
REVPAR	$98.47	$87.14	$102.72	$89.51

	Three Months Ended January 31,		Twelve Months Ended January 31,
EXCALIBUR	2005	2004	2005	2004

Net Income	$11,314	$11,611	$63,541	$51,641
Income Tax Expense	6,029	4,991	34,016	27,606
Interest Expense	8	18	17	21
Other Expense (Income)	2	129	87	167
Income From Operations	17,353	16,749	97,661	79,435
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	3,279
Depreciation/Amortization	3,866	4,181	16,341	14,056
Operating Cash Flow	$21,219	$20,930	$114,002	$96,770

Net Revenues	$75,668	$73,112	$335,559	$308,717
Casino Revenues	$28,275	$28,304	$121,495	$114,726
ADR	$84.09	$78.57	$84.57	$75.56
Occupancy	85.7%	85.0%	93.7%	90.9%
REVPAR	$72.07	$66.75	$79.26	$68.70

	Three Months Ended January 31,		Twelve Months Ended January 31,
CIRCUS CIRCUS - LAS VEGAS	2005	2004	2005	2004

Net Income	$4,397	$5,448	$36,060	$27,470
Income Tax Expense	2,331	2,207	19,267	14,642
Interest Expense	(1)	3	2	6
Other Expense (Income)	476	182	440	172
Income From Operations	7,203	7,840	55,769	42,290
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	1,622
Depreciation/Amortization	4,630	4,850	18,959	18,837
Operating Cash Flow	$11,833	$12,690	$74,728	$62,749

Net Revenues	$61,211	$61,182	$279,129	$261,315
Casino Revenues	$25,088	$26,079	$111,401	$106,152
ADR	$62.48	$55.86	$61.96	$55.05
Occupancy	79.0%	82.9%	90.2%	89.2%
REVPAR	$49.37	$46.33	$55.86	$49.08

	Three Months Ended January 31,		Twelve Months Ended January 31,
GOLD STRIKE-TUNICA	2005	2004	2005	2004

Net Income	$1,777	$3,618	$12,794	$13,857
Income Tax Expense	1,061	1,684	7,138	7,736
Interest Expense	—	—	—	—
Other Expense (Income)	(20)	(14)	(15)	(24)
Income From Operations	2,818	5,288	19,917	21,569
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,351	2,184	9,189	8,676
Operating Cash Flow	$5,169	$7,472	$29,106	$30,245

Net Revenues	$34,213	$34,341	$142,086	$135,399
Casino Revenues	$30,259	$30,374	$124,505	$117,260
ADR	$53.41	$49.73	$50.74	$48.78
Occupancy	75.5%	74.4%	82.8%	81.9%
REVPAR	$40.32	$37.01	$42.01	$39.96

	Three Months Ended January 31,		Twelve Months Ended January 31,
LAUGHLIN PROPERTIES	2005	2004	2005	2004

Net Income	$(614)	$(346)	$5,258	$3,010
Income Tax Expense	(365)	(474)	2,626	1,427
Interest Expense	—	—	—	—
Other Expense (Income)	—	2	9	(25)
Income From Operations	(979)	(818)	7,893	4,412
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,267	2,476	9,231	9,751
Operating Cash Flow	$1,288	$1,658	$17,124	$14,163

Net Revenues	$34,420	$34,663	$155,832	$146,463
Casino Revenues	$25,288	$25,395	$108,079	$99,079
ADR	$28.07	$26.67	$31.24	$28.82
Occupancy	69.0%	77.2%	79.3%	79.7%
REVPAR	$19.37	$20.60	$24.76	$22.96

	Three Months Ended January 31,		Twelve Months Ended January 31,
CIRCUS CIRCUS - RENO	2005	2004	2005	2004

Net Income	$(1,264)	$(625)	$5,658	$3,642
Income Tax Expense	(694)	(517)	3,028	1,887
Interest Expense	30	34	168	61
Other Expense (Income)	—	(13)	(30)	(8)
Income From Operations	(1,928)	(1,121)	8,824	5,582
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	1,440	1,408	5,919	5,779
Operating Cash Flow	$(488)	$287	$14,743	$11,361

Net Revenues	$20,812	$22,533	$107,351	$106,792
Casino Revenues	$9,987	$10,855	$52,360	$51,968
ADR	$56.33	$50.96	$59.03	$53.54
Occupancy	54.7%	62.7%	75.0%	77.1%
REVPAR	$30.79	$31.97	$44.25	$41.27

	Three Months Ended January 31,		Twelve Months Ended January 31,
GOLD STRIKE PROPERTIES	2005	2004	2005	2004

Net Income	$517	$72	$3,790	$1,071
Income Tax Expense	245	(52)	1,994	507
Interest Expense	—	—	—	—
Other Expense (Income)	(23)	(8)	(26)	88
Income From Operations	739	12	5,758	1,666
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	756	843	3,252	3,437
Operating Cash Flow	$1,495	$855	$9,010	$5,103

Net Revenues	$18,026	$17,659	$77,655	$74,827
Casino Revenues	$13,351	$13,531	$59,446	$58,098
ADR	$38.20	$34.36	$35.87	$32.08
Occupancy	57.3%	57.0%	63.6%	60.7%
REVPAR	$21.88	$19.59	$22.81	$19.49

	Three Months Ended January 31,		Twelve Months Ended January 31,
MOTORCITY CASINO **	2005	2004	2005	2004

Net Income	$27,647	$31,390	$131,741	$123,419
Income Tax Expense	—	—	—	—
Interest Expense	736	169	1,977	2,167
Other Expense (Income)	8	(37)	(13)	(127)
Income From Operations	28,391	31,522	133,705	125,459
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,357	2,716	11,436	10,087
Operating Cash Flow	$30,748	$34,238	$145,141	$135,546

Net Revenues	$106,580	$103,010	$437,049	$402,183
Casino Revenues	$102,181	$98,404	$418,778	$383,650

	Three Months Ended January 31,		Twelve Months Ended January 31,
CONSOLIDATED	2005	2004	2005	2004

Net Income	$16,413	$22,823	$229,062	$149,847
Income Tax Expense	13,595	12,826	130,454	82,471
Minority Interest	12,848	14,587	61,220	57,353
Interest Expense	50,359	46,837	196,687	201,325
Loss on Early Extinguishment of Debt, Net of Related Gain on Swap Termination	—	—	—	6,327
Other Expense (Income)	(2,049)	(3,492)	(3,991)	(6,882)
Income From Operations	91,166	93,581	613,432	490,441
Preopening	—	3,858	—	8,230
Operating Lease Rent	—	—	—	20,172
Depreciation/Amortization	47,622	50,938	189,786	175,531
Minority Interest in MotorCity Operating Cash Flow	(14,298)	(15,921)	(67,491)	(63,029)
Mandalay’s Share of Depreciation From Unconsolidated Affiliates	4,706	4,249	17,964	16,769
Operating Cash Flow	$129,196	$136,705	$753,691	$648,114

	Three Months Ended January 31,		Twelve Months Ended January 31,
SILVER LEGACY (50% - owned) **	2005	2004	2005	2004

Net Income	$(3,257)	$(1,632)	$9,284	$9,108
Income Tax Expense	—	—	—	—
Interest Expense	4,243	4,244	16,988	16,129
Other Expense (Income)	(199)	(118)	(108)	381
Income From Operations	787	2,494	26,164	25,618
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,632	2,695	10,590	10,743
Operating Cash Flow	$3,419	$5,189	$36,754	$36,361

Net Revenues	$29,696	$31,445	$153,692	$153,345
Casino Revenues	$16,321	$17,373	$84,101	$87,904
ADR	$65.07	$61.87	$68.93	$64.30
Occupancy	61.5%	67.7%	81.3%	81.4%
REVPAR	$39.99	$41.91	$56.07	$52.34

	Three Months Ended January 31,		Twelve Months Ended January 31,
GRAND VICTORIA (50% - owned) **	2005	2004	2005	2004

Net Income	$15,631	$12,046	$53,829	$62,818
Income Tax Expense	—	—	—	—
Interest Expense	—	—	—	—
Other Expense (Income)	(60)	(40)	(211)	(221)
Income From Operations	15,571	12,006	53,618	62,597
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	2,503	2,563	9,849	9,835
Operating Cash Flow	$18,074	$14,569	$63,467	$72,432

Net Revenues	$100,740	$95,680	$397,771	$379,336
Casino Revenues	$98,152	$93,280	$387,993	$370,303

	Three Months Ended January 31,		Twelve Months Ended January 31,
MONTE CARLO (50% - owned) **	2005	2004	2005	2004

Net Income	$20,251	$17,035	$92,283	$76,239
Income Tax Expense	—	—	—	—
Interest Expense	—	—	12	1
Other Expense (Income)	(48)	(14)	(224)	(109)
Income From Operations	20,203	17,021	92,071	76,131
Preopening	—	—	—	—
Operating Lease Rent	—	—	—	—
Depreciation/Amortization	4,276	3,241	15,488	12,962
Operating Cash Flow	$24,479	$20,262	$107,559	$89,093

Net Revenues	$69,492	$61,833	$289,863	$262,388
Casino Revenues	$24,849	$22,966	$103,493	$95,505
ADR	$113.16	$116.25	$116.65	$106.56
Occupancy	91.6%	82.3%	95.0%	90.3%
REVPAR	$103.65	$95.69	$110.83	$96.17

** Amounts represent 100% of totals for the property.